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                                                                   EXHIBIT 99.1
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                                                                  Press Release



           BIOTRANSPLANT ANNOUNCES PLAN TO LIQUIDATE REMAINING ASSETS
                            AND DISSOLVE CORPORATION

MEDFORD, Mass., Nov. 24 /PRNewswire-FirstCall/ -- BioTransplant, Incorporated (BTRNQ.PK) announced today that its board of directors has approved the liquidation of the Company's remaining assets. The Company projects that proceeds of liquidation will not likely be sufficient to provide any distribution to the Company's shareholders.

On February 27, 2003, the Company and its wholly-owned subsidiary, Eligix, Inc., filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court in Boston, Massachusetts. The Company's goal was to utilize Chapter 11 to preserve the Company's assets, cut back expenses, provide for the near-term payment in full of outstanding liabilities, and emerge from Chapter 11 with the prospect of realizing long- term value for shareholders from the Company's intellectual property. However, the Company believes that the value of preexisting licenses and transactions available to the Company since the Chapter 11 filing have not proved sufficient to meet these goals. The Company expects to file with the Bankruptcy Court in the coming weeks a Chapter 11 plan providing for appointment of a trustee to liquidate assets, wrap up the Company's affairs, make a cash distribution to creditors and, if there are any remaining funds, then make a cash distribution to holders of the Company's common stock as of the effective date of the plan. The plan will be subject to approval by the Company's general unsecured creditors and the Bankruptcy Court.

Although the timing cannot be predicted with certainty and is subject to change, the Company estimates that the effective date of the plan will occur in early 2004. On the effective date, the Company expects to notify the Pink Sheets LLC that the Company is defunct and will close its stock transfer books, which would generally prohibit any further transfers of its shares after the effective date of the Chapter 11 plan.

About BioTransplant

BioTransplant Incorporated is a Delaware corporation located in Medford, Massachusetts. On February 27, 2003, the Company and Eligix, Inc., its wholly-owned subsidiary, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court in Boston Massachusetts. The Company has no active operations and its primary assets are intellectual property rights that it has exclusively licensed to third parties. The Company has exclusively licensed Siplizumab (MEDI-507), a monoclonal antibody product, to MedImmune, Inc. On October 28, 2003, BioTransplant sold its Eligix HDM Cell Separation Systems to Miltenyi Biotec GmbH for $175,000 in cash and the right to receive 4% to 8% royalties in future sales of products. The Company's assets also include its AlloMune System technologies, which are intended to treat a variety of hematologic malignancies and improve outcomes for solid organ transplants. BioTransplant also has a 33% interest in Immerge BioTherapeutics, AG, a joint venture


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with Novartis, to further develop both companies' individual technology bases in xenotransplantation and a less than 10% interest in Stem Cell Sciences, a life sciences company with operations in Australia and Scotland.

Statements in this press release regarding the proposed liquidation of BioTransplant, the expected timetable for completing these transactions, the projected lack of funds available for distribution to shareholders, and any other statements about BioTransplant's future expectation, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact, including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "projects," and similar expressions, should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the following: the Bankruptcy Court and our general unsecured creditors may not approve the plan of liquidation and dissolution; the expected timetable could be delayed based on many factors, including claims made against us, legal or regulatory requirements or delays in settling liabilities and selling assets; our Board of Directors could elect to abandon or delay implementation of the plan of liquidation and dissolution; and other factors described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Results" in BioTransplant's Current Report on Form 10-Q for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this news release. BioTransplant disclaims any obligation or intent to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.